EXHIBIT 10.2

FIRST AMENDMENT TO THE EQUITY PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO THE EQUITY PURCHASE AGREEMENT (this “Amendment”) is made as of March 26, 2012, by and among General Maritime Corporation, a Marshall Islands corporation, Oaktree Principal Fund V, L.P., Oaktree Principal Fund V (Parallel), L.P., Oaktree FF Investment Fund, L.P. - Class A, and OCM Asia Principal Opportunities Fund, L.P., each a Cayman Islands exempted limited partnership, and amends that certain Equity Purchase Agreement dated as of December 15, 2011, by and among the foregoing parties (the “Purchase Agreement”).  Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, the parties desire to amend the Purchase Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Amendments to the Purchase Agreement.

(a)           Section 1 of the Purchase Agreement is hereby amended by adding the following definitions in proper alphabetical order:

“Committee” means the Official Committee of Unsecured Creditors in the Chapter 11 Cases appointed on November 29, 2011 by the United States Trustee for the Southern District of New York.

“Committee Restructuring Support Agreement” means that restructuring support agreement, entered into on March 26, 2012, by and among the Company, the Supporting Oaktree Lenders, the Committee and certain holders of the Senior Notes party thereto.

“Fee Shares” means 3.0% of the Reorganized Equity to be delivered to Oaktree or a designated Affiliate of any Oaktree Fund in accordance with Section 2.2.

“Restructuring Term Sheet” has the meaning set forth in the Committee Restructuring Support Agreement.

“Senior Notes” means the $300 million of senior unsecured notes under that certain indenture dated as of November 12, 2009 among the Company, the subsidiary guarantor parties and the Bank of New York Mellon, as trustee for 12% Senior Notes due 2017.

“Supporting Noteholders” means those certain holders of Senior Notes that have executed the Committee Restructuring Support Agreement or otherwise become a party thereto.

(b)           The definitions of “Commitment Fee” and “Commitment Fee Warrant Shares” in Section 1 of the Purchase Agreement are hereby deleted in their entirety.

(c)           The definition of “Plan” in Section 1 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Plan” means the Second Amended Plan of Reorganization filed with the Bankruptcy Court, dated as of March 26, 2012.”

(d)           The definition of “Restructuring Transactions” in Section 1 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Restructuring Transactions” means the transactions contemplated by the Plan and the Committee Restructuring Support Agreement.”

(e)           Each reference to the “Commitment Fee” in the fifth WHEREAS clause, the definition of “Approval Order” in Section 1, and Sections 2.1(a), 3.4 and 9.4 of the Purchase Agreement shall be deemed to refer to the Fee Shares.

(f)            Each reference to the “Commitment Fee Warrant Shares” in Sections 2.1(a) and 3.4 of the Purchase Agreement shall be deemed to refer to the Fee Shares.

(g)           Section 2.2(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“2.2        The Fee Shares; Expense Reimbursement and Break-Up Fee.

(a)           The Company acknowledges and agrees that Oaktree has expended considerable time and expense in connection with this Agreement and the Restructuring Support Agreement and the negotiation thereof, that Oaktree incurs considerable risk in providing its commitment under the terms of this Agreement, and that this Agreement and the Restructuring Support Agreement provide value to, and are beneficial to, the Company’s estate. The Company further acknowledges and agrees in accordance with the Approval Order (once entered), that the Company’s delivery of the Fee Shares shall be made on the Effective Date and its compliance with the requirements of Section 2.2(b)(iii) shall be a condition precedent to the Effective Date, and that the delivery of the Fee Shares and payment of the Expense Reimbursement and Break-Up Fee, as applicable, are integral to this Agreement and the Restructuring Support Agreement and Oaktree’s agreement to proceed with the transactions contemplated hereby and the Restructuring. Accordingly, subject to entry of the Approval Order, the Company hereby agrees to provide the following consideration to Oaktree or a designated Affiliate of any Oaktree Fund in exchange for Oaktree’s agreement to enter into and perform its obligations under this Agreement pursuant to the terms hereof:

(i)           the Fee Shares;

(ii)          the Break-Up Fee; and

(iii)         the Expense Reimbursement (collectively, with the Fee Shares and the Break-Up Fee, the “Oaktree Fees”).”

(h)           Section 2.2(b)(i) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(i)           the Fee Shares shall be delivered to Oaktree or a designated Affiliate of any Oaktree Fund on the Effective Date; provided, that, for the avoidance of doubt, the Fee Shares shall not be delivered to Oaktree if the Closing does not occur;”

(i)            Section 3.3 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“3.3      Due Issuance and Authorization of Oaktree Commitment Shares and Fee Shares.  The Oaktree Commitment Shares and the Fee Shares issued and delivered to Oaktree pursuant to the terms of this Agreement and in accordance with the Plan will be, upon issuance, duly authorized, validly issued, fully paid and non-assessable, and will be free and clear of all transfer taxes, liens (other than liens created or otherwise imposed by or on Oaktree), preemptive rights (other than those preemptive rights granted to Oaktree and its Affiliates pursuant to the Investment Agreement, dated as of March 29, 2011, as amended, between OCM Marine Investments and the Company) and encumbrances (other than encumbrances created or otherwise imposed by or on Oaktree and restrictions imposed by the Securities Act or any other applicable securities laws) with respect to the issue thereof.”

(j)            Section 9.11 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“9.11    Valid Issuance.  The Oaktree Shares and the Fee Shares issued and delivered to Oaktree hereunder (and in accordance with the Plan) shall be, upon issuance, duly authorized, validly issued, fully paid and non-assessable, and will be free and clear of all taxes, liens (other than liens created or otherwise imposed by or on Oaktree), preemptive rights (other than those preemptive rights granted to Oaktree and its Affiliates pursuant to the Investment Agreement, dated as of March 29, 2011, as amended, between OCM Marine Investments and the Company) and encumbrances (other than encumbrances created or otherwise imposed by or on Oaktree and encumbrances imposed by the Securities Act) with respect to the issue thereof.”

(k)           For the avoidance of doubt, each reference in the Purchase Agreement to the “Restructuring Support Agreement” or any exhibit thereto shall be deemed to be a reference to the Restructuring Support Agreement or such exhibit, as applicable, in each case as amended from time to time.

(l)            Each reference to the Restructuring Support Agreement in Sections 5.3, 7.2 and 9.15 of the Purchase Agreement shall be deemed to refer to (i) the Restructuring Support Agreement and (ii) the Committee Restructuring Support Agreement.

(m)          Section 9.13 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“9.13   No Breach of Restructuring Support Agreement or the Committee Restructuring Support Agreement.  None of the Company, the Committee, the Supporting Credit Facility Lenders and the Supporting Noteholders (as applicable) shall be in material breach of any of their respective obligations under the Restructuring Support Agreement or the Committee Restructuring Support Agreement (as applicable).”

(n)           A new Section 11.2(m) is hereby added to the Purchase Agreement as follows:

“(m)  upon the occurrence of a material breach by the Company, the Committee or any Supporting Noteholder of any of its obligations under the Committee Restructuring Support Agreement, and the failure to cure such breach upon the terms set forth in the Committee Restructuring Support Agreement;”

(o)           A new Section 11.2(n) is hereby added to the Purchase Agreement as follows:

“(n)  upon termination of the Committee Restructuring Support Agreement in accordance with its terms (other than on account of a breach by Oaktree);”

(p)           A new Section 11.2(o) is hereby added to the Purchase Agreement as follows:

“(o)  if the documents and materials comprising the Plan Supplement (as defined in the Plan) or the Definitive Documents (as defined Committee Restructuring Support Agreement) filed by the Company with the Bankruptcy Court include terms that are inconsistent with the Plan or the Restructuring Term Sheet in any material respect, unless otherwise reasonably acceptable to Oaktree;”

(q)           A new Section 11.2(p) is hereby added to the Purchase Agreement as follows:

“(p)  the Supporting Credit Facility Lenders withdraw their support for the Plan or otherwise fail to acknowledge that the Plan is an “Acceptable Plan” as defined in the DIP Credit Agreement.”

(r)            A new Section 11.3(e) is hereby added to the Purchase Agreement as follows:

“(e)  upon the termination of the Committee Restructuring Support Agreement by the Company pursuant to Section 10(a) thereof”

(s)           Section 9.10 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“9.10   Cash.  As of the Closing Date, and after giving effect to (i) all of the Restructuring Transactions contemplated by the Plan, including the payment of the Equity Investment Amount and the consummation of the Participation Offering, if any, and (ii) all payments due under the Plan (including (x) all payments made on or before the Closing Date pursuant to the terms of the Plan in respect of all outstanding professional fees, and including all other Expense Reimbursement payments payable hereunder and (y) all cure costs payable before, at or after the Closing Date) and the payment obligations set forth in Section 5.12, the GMR Parties shall have Cash in an amount no less than the sum of (a) $14 million, plus (b) the amount by which the aggregate of the accounts payable (as determined in accordance with GAAP) plus all accrued expenses (as determined in accordance with GAAP, net of accrued expenses that are not reasonably expected to become accounts payable, as determined in a manner consistent with the Company’s past practices), in each case, of the GMR Parties, exceeds $10 million (the “Accounts Payable Threshold”) as of the Closing Date; provided, however, that in the event that the Effective Date does not occur on or before April 30, 2012, the Accounts Payable Threshold will be increased to $12 million;”

2.             Ratification.  Except as specifically provided for in this Amendment, no changes, amendments or other modifications have been made on or prior to the date hereof or are being made to the terms of the Purchase Agreement or the rights and obligations of the parties thereunder, all of which such terms are hereby ratified and confirmed and remain in full force and effect.

3.             Amended Plan.  Oaktree agrees that (i) the filing, implementation and confirmation of the Second Amended Plan of Reorganization filed with the Bankruptcy Court, dated as of March 26, 2012, or (ii) the taking of any action by the Company required by the Second Amended Plan of Reorganization or the Committee Restructuring Support Agreement, in each case, does not constitute a breach of the Purchase Agreement.

4.             Milestones.  Oaktree hereby agrees to the modify the Milestones as reflected in the attached Exhibit A

5.             Effect of Amendment.  Whenever the Purchase Agreement is referred to in the Purchase Agreement or in any other agreements, documents and instruments, such reference shall be deemed to be to the Purchase Agreement as amended by this Amendment.

6.             Effect of Termination of the Committee Restructuring Support Agreement.  Notwithstanding anything to the contrary contained herein, in the event (a) the Purchase Agreement may be terminated in accordance with Section 11.2(m), Section 11.2(n), Section 11.2(o) and/or Section 11.2(p) of the Purchase Agreement (as modified by this Amendment) or (b) the Company terminates the Committee Restructuring Support Agreement in accordance with Section 10(a) of the Committee Restructuring Support Agreement (except with respect to a termination by the Company in accordance with Section 10(a)(i) as a result of a material breach by the Supporting Oaktree Lenders (as defined in the Committee Restructuring Support Agreement)), Oaktree may, in its sole discretion and pursuant to a written notice provided to the Company within five (5) Business Days of the earliest date on which the event giving rise to such termination right occurred (or, with respect to the Company’s termination right in Section 10(a) of the Committee Restructuring Support Agreement, the date on which the Company exercises such termination right), either (x) terminate the Purchase Agreement or (y)(i) cause this Amendment to cease to have any force or effect (except with respect to Section 3 hereof) and (ii) provide that the form of the Purchase Agreement that was in effect immediately prior to the date of this Amendment shall remain in full force and effect (it being understood that the Milestones shall be adjusted in accordance with a confirmation scheduling order agreed to by the Parties and approved by the Bankruptcy Court). Notwithstanding the foregoing, nothing in this Section 6 shall modify or otherwise prejudice the Company’s right to terminate the Purchase Agreement in accordance with Section 11.3 of the Purchase Agreement (as modified by Section 1 of this Amendment).

7.             Miscellaneous.  Sections 12.6, 12.7 and 12.8 of the Purchase Agreement are hereby incorporated (mutatis mutandi) by reference in their entirety to this Amendment.

* * * * *

 [Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto intending to be legally bound have executed this Amendment to the Equity Purchase Agreement as of the date first above written.

GENERAL MARITIME CORPORATION

By:	/s/ Jeffrey D. Pribor
Name:	Jeffrey D. Pribor
Title:	Executive Vice President

OAKTREE PRINCIPAL FUND V, L.P.

By: Oaktree Principal Fund V GP, L.P.
Its: General Partner

By: Oaktree Principal Fund V GP Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

By:	/s/ B. James Ford
Name:	B. James Ford
Title: Managing Director

By:	/s/ Adam Pierce
Name:	Adam Pierce
Title: Senior Vice President

OAKTREE PRINCIPAL FUND V (PARALLEL), L.P.

By: Oaktree Principal Fund V GP, L.P.
Its: General Partner

By: Oaktree Principal Fund V GP Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

By:	/s/ B. James Ford
Name:	B. James Ford
Title: Managing Director

By:	/s/ Adam Pierce
Name:	Adam Pierce
Title: Senior Vice President

OAKTREE FF INVESTMENT FUND, L.P. - CLASS A

By: Oaktree FF Investment Fund GP, L.P.
Its: General Partner

By: Oaktree FF Investment Fund GP Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

By:	/s/ B. James Ford
Name:	B. James Ford
Title: Managing Director

By:	/s/ Adam Pierce
Name:	Adam Pierce
Title: Senior Vice President

OCM ASIA PRINCIPAL OPPORTUNITIES FUND, L.P.

By: OCM Asia Principal Opportunities Fund GP, L.P.
Its: General Partner

By: OCM Asia Principal Opportunities Fund GP Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

By:	/s/ B. James Ford
Name:	B. James Ford
Title: Managing Director

By:	/s/ Adam Pierce
Name:	Adam Pierce
Title: Senior Vice President

Exhibit A

Milestones

(i)
The Company shall have received fully executed copies of the following documents (each in form and substance reasonably acceptable to Oaktree) no later than March 26, 2012:  (a) the Committee Restructuring Support Agreement; and (b) the First Amendment to the Purchase Agreement.

(ii)
The Company shall file the following documents with the Bankruptcy Court no later than March 26, 2012:  (a) the Second Amended Plan; (b) a motion pursuant to section 1127 of the Bankruptcy Code with respect to the Second Amended Plan (the “Section 1127 Motion”), exhibits to which shall include, among other items, a proposed Notice of Plan Modifications to be sent to affected creditors entitled to vote on the Second Amended Plan; and (c) a motion to approve the Plan Support Agreement exhibits to which shall include, among other items, a copy of the executed Committee Restructuring Support Agreement.

(iii)	The Company shall obtain the entry of an order approving the Section 1127 Motion (the “Section 1127 Order”) no later than April 3, 2012.

(iv)
The Company shall complete mailing of the Notice of Plan Modifications to affected creditors entitled to vote on the Second Amended Plan pursuant to the Section 1127 Order within 3 business days after entry of the Section 1127 Order.

(v)	The hearing to confirm the Second Amended Plan shall commence on May 3, 2012.

(vi)
The Company shall obtain entry of an order confirming the Second Amended Plan, including all exhibits, appendices and related documents, each in form and substance consistent with the terms of the Second Amended Plan within 5 business days after the confirmation hearing begins.

(vii)	The effective date under the Second Amended Plan shall occur within 14 days of entry of the order confirming the Second Amended Plan.